Exhibit 99.1

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Daniel Gagnier/

Nathaniel Garnick

Sard Verbinnen & Co

212.687.8080

MORGANS HOTEL GROUP REPORTS THIRD QUARTER 2015 RESULTS

Provides Details of New Strategic Plan for Long-Term Value Creation

Increases Stockholder Alignment on Board of Directors

Commences Broker-Marketed Monetization of Owned-Real Estate Assets

NEW YORK, NY – November 4, 2015 – Morgans Hotel Group Co. (NASDAQ: MHGC) (the “Company” or “Morgans”) today reported financial results for the quarter ended September 30, 2015. The Company’s Board of Directors (the “Board”) also announced that it is executing on a new strategic plan to create long-term value and is in the process of engaging a new President and Chief Executive Officer. Pursuant to the strategic plan, the Company will initiate shortly a broker-marketed monetization of Hudson New York and Delano South Beach.

The Company also announced today that Michael Olshan and Adam Stein have joined Morgans’ Board replacing Martin Edelman and John Brecker, who have resigned. Olshan is currently managing partner of O-CAP Management LLC and founding member of OTK Associates, which owns approximately 13% of Morgans’ common stock. Adam Stein is a portfolio manager at Pine River Capital Management, which owns approximately 9% of Morgans’ common stock.

Third Quarter 2015 Highlights

•	Adjusted EBITDA was $10.0 million in the third quarter of 2015 as compared to $9.7 million, excluding the Company’s ownership interests in The Light Group (“TLG”) and Mondrian SoHo, for the same period in 2014, an increase of 3.5%.

•	Revenue per available room (“RevPAR”) for System-Wide Comparable Hotels decreased 1.2% during the third quarter of 2015 as compared to the third quarter of 2014. System-Wide Comparable Hotels’ room revenues plus resort and facility fees, implemented at certain hotels in the second half of 2014, increased 1.9% during the third quarter of 2015 as compared to the same period in 2014.

•	During the third quarter of 2015, the Company settled certain outstanding litigation, resulting in the receipt of approximately $7.8 million in cash, with an additional settlement resulting in $10.0 million received in early October 2015.

Strategic Plan

On May 13, 2014, Morgans announced that its Board had authorized the exploration of a broad range of value-creating initiatives to maximize value for stockholders. After an extensive analysis of various alternatives, the Board has taken the following immediate steps:

•	Developed and begun implementing a new strategic plan;

•	Engaging a new full-time, New York City based President and CEO; and

•	Increased stockholder alignment on the Board.

The new strategic plan includes:

•	Pursuing the monetization of Hudson New York and Delano South Beach;

•	Deleveraging the Company’s balance sheet, reducing its weighted average cost of capital, and increasing its financial flexibility by taking steps to retire its highest-cost and most restrictive securities;

•	Maximizing the value of Morgans’ iconic brands by clearly defining each of its brand lines, thoughtfully pursuing new license and management agreements for these brands, and strategically extending brands and building scale in defined target markets;

•	Driving profitable revenue growth for our owners and partners by implementing new marketing systems, operational efficiencies and profit improvement programs portfolio-wide;

•	Strengthening the management team to support growth initiatives while maintaining a lean and efficient corporate structure; and

•	Building on our culture of transparency and accountability and ensuring open communications with stockholders and other key stakeholders.

Pursuant to the plan, the Company is in the process of engaging a leading professional commercial real estate services firm, to assist with the monetization of Hudson New York and Delano South Beach. The Company expects the marketing process to commence in the fourth quarter of 2015 and to be completed by the second quarter of 2016.

“We are very pleased to be able to share our new, comprehensive strategic plan – which is designed to transform Morgans into a stronger, better-capitalized and more focused company with an emphasis on enhancing the significance of our brands, increasing our financial flexibility and realizing maximum value for the Company’s stockholders,” said Howard M. Lorber, Chairman of Morgans. “I am pleased to welcome Michael and Adam to our Board, and want to thank Marty and John for their significant time and contributions.”

Third Quarter 2015 Operating Results

Adjusted EBITDA, defined below, was $10.0 million in the third quarter of 2015 as compared to $9.7 million excluding the Company’s ownership interests in TLG, which were sold in January 2015, and Mondrian SoHo, which the Company no longer held ownership interest in effective March 6, 2015, for the same period in 2014, an increase of 3.5%. Adjusted EBITDA, for the third quarter of 2014 including the ownership interests in TLG and Mondrian SoHo, was $11.0 million.

RevPAR at System-Wide Comparable Hotels decreased by 1.2% in the third quarter of 2015 as compared to the same period in 2014, due to a 2.5% decrease in average daily rate (“ADR”) partially offset by a 1.3% increase in occupancy. System-Wide Comparable Hotels’ room revenues plus resort and facility fees, implemented at certain hotels in the second half of 2014, increased 1.9% during the third quarter of 2015 as compared to the same period in 2014.

RevPAR from System-Wide Comparable Hotels in New York decreased 3.9% for the quarter ended September 30, 2015 as compared to the same period in 2014, due to a 4.3% decrease in ADR slightly offset by a 0.4% increase in occupancy. RevPAR at Hudson decreased 4.6% during the third quarter of 2015 as compared to the same period in 2014, driven primarily by a 5.4% ADR decrease. Hudson’s room revenues plus facility fees were even with the prior year’s quarter.

RevPAR from System-Wide Comparable Hotels in Miami decreased 3.6% in the third quarter of 2015 as compared to the third quarter of 2014. Delano South Beach experienced a RevPAR decrease of 4.5% during the third quarter of 2015 as compared to the same period in 2014, driven by a 12.9% decline in ADR partially offset by a 9.7% increase in occupancy. Delano’s room revenues plus resort fees increased 1.9% in the third quarter of 2015 as compared to the same period in 2014. EBITDA at Delano South Beach increased 17.1% quarter over quarter due primarily to a 13.2% increase in food and beverage revenues.

The Company’s System-Wide Comparable Hotels on the West Coast generated 4.7% RevPAR growth in the third quarter of 2015 as compared to 2014, driven by Clift, which experienced a 6.4% RevPAR increase quarter over quarter. Clift’s EBITDA increased 19.5% for the three months ended September 30, 2015 as compared to the same period in 2014.

The Company’s managed hotels in London are non-comparable between 2015 and 2014 due to major renovations at Sanderson and St Martins Lane in 2014 and 2015, which are now complete, as well as the opening of Mondrian London on September 30, 2014. For the three months ended September 30, 2015, Sanderson and St Martins Lane generated RevPAR growth of 19.5% in the third quarter of 2015 as compared to 2014.

Excluding TLG, management fees increased $0.1 million, or 3.1%, during the third quarter of 2015 as compared to the same period in 2014, primarily due to the addition of Mondrian London, Delano Las Vegas and 10 Karaköy, which was partially offset by the termination of the Mondrian SoHo management agreement in April 2015.

Interest expense decreased $0.9 million, or 6.9%, during the third quarter of 2015 as compared to the same period in 2014, primarily due to the elimination of interest expense related to the Company’s convertible notes, which were repaid in October 2014.

The Company recorded a net loss of $7.5 million in the third quarter of 2015 compared to a net loss of $10.1 million in the third quarter of 2014, primarily as a result of increased operating income and lower interest expense.

Balance Sheet

The Company’s total consolidated debt at September 30, 2015 was $606.2 million, which included $101.1 million of capital lease obligations related primarily to Clift.

At September 30, 2015, the Company had approximately $38.8 million in cash and cash equivalents and $15.8 million in restricted cash.

During the third quarter of 2015, the Company settled litigation related to Mondrian Istanbul and Delano Marrakech, resulting in the receipt of approximately $7.8 million in cash. In early October 2015, the Company received an additional $10.0 million related to the settlement of Mondrian SoHo legal matters.

As of September 30, 2015, the Company had approximately $443 million of remaining Federal tax net operating loss carryforwards to offset future income. As of September 30, 2015, the Company estimates that the tax basis of Delano South Beach is approximately $66 million and the tax basis of Hudson is approximately $141 million.

Development

The Company has signed management agreements for five hotels in various stages of development, including two hotels under construction consisting of Mondrian Doha, scheduled to open in 2016, and Delano Dubai, scheduled to open in 2017.

Investor Conference Call

The Company will host a conference call to review its third quarter 2015 results, new strategic plan and Board of Director changes on Wednesday, November 4, 2015 at 5:00 PM Eastern time. The call will be webcast live over the Internet and will be accessible at www.morganshotelgroup.com under the Investors section. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.

The call will also be accessible live over the phone by dialing (888) 812-8594 (within U.S.) or (913) 312-1499 (outside U.S.) and providing the following passcode: 994602. A playback of the conference call will be available beginning at 8:00 PM Eastern time, Wednesday, November 4, 2015, through November 11, 2015. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter passcode 994602.

Additional Definitions

“Adjusted EBITDA” means adjusted earnings before interest, taxes, depreciation and amortization, as further defined below.

“EBITDA” means earnings before interest, income taxes, depreciation and amortization.

“Owned Hotels” means Hudson in New York, Delano South Beach in Miami Beach and Clift in San Francisco, which the Company leases under a long-term lease.

“System-Wide Comparable Hotels” means all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year period, development projects and hotels no longer managed by the Company. System-Wide Comparable Hotels for the quarters ended September 30, 2015 and 2014 exclude Sanderson and St Martins Lane in London, which were both under major renovations during 2014, Mondrian London, Delano Las Vegas and 10 Karaköy, all of which are newly opened hotels in 2014, and Mondrian SoHo, which the Company no longer managed effective April 27, 2015.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, South Beach and London, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group also licenses its brand through Delano in Las Vegas and 10 Karaköy in Istanbul, Turkey. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements, including a Mondrian property in Doha, Qatar and a Delano in Dubai. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. These forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements in this press release include, without limitation, statements regarding the Company’s expectation related to its ability to grow in the future and expected hotel openings and its development efforts, including the opening of new hotels in the future.

Important risks and factors that could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a downturn in economic and market conditions, both in the U.S. and internationally, particularly as it impacts demand for travel, hotels, dining and entertainment; the Company’s levels of debt, its ability to refinance its current outstanding debt, repay outstanding debt or make payments on guaranties as they may become due, general volatility of the capital markets and the Company’s ability to access the capital markets and the ability of its joint ventures to do the foregoing; the impact of financial and other covenants in the Company’s loan agreements and other debt instruments that limit the Company’s ability to borrow and restrict its operations; the Company’s history of losses; the Company’s ability to compete in the “boutique” or “lifestyle” hotel segments of the hospitality industry and changes in the competitive environment in the Company’s industry and the markets where it invests; the Company’s ability to protect the value of its name, image and brands and its intellectual property; risks related to natural disasters, terrorist attacks, the threat of terrorist attacks and similar disasters; risks related to the Company’s international operations, such as global economic conditions, political or economic instability, compliance with foreign regulations and satisfaction of international business and workplace requirements; the Company’s ability to timely fund the renovations and capital improvements necessary to maintain its properties at the quality of the Morgans Hotel Group and associated brands; risks associated with the acquisition, development and integration of properties and businesses; the risks of conducting business through joint venture entities over which the Company may not have full control; the Company’s ability to perform under management agreements and to resolve any disputes with owners of properties that the Company manages but does not wholly own; potential terminations of management agreements; the impact of any material litigation, claims or disputes, including labor disputes; the seasonal nature of the hospitality business and other aspects of the hospitality industry that are beyond the Company’s control; the Company’s ability to comply with complex U.S. and international regulations, including regulations related to the environment, labor, food and beverage operations and data privacy; the Company’s ability to maintain effective and competitive technology platforms; ownership of a substantial block of the Company’s common stock by a small number of investors and the ability of such investors to influence key decisions; the impact of any dividend payments or accruals on the Company’s preferred securities on its cash flow and the value of its common stock; the impact of any strategic plans established by the Company’s Board of Directors, including a broker-marketed monetization of our owned real estate assets; the impact of recent changes in the Company’s Board of Directors; and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015, and other documents filed by the Company with the SEC from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Income Statements

(In thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Revenues:
Rooms	$30,352	$30,648	$87,139	$90,760
Food and beverage	17,617	18,252	58,607	61,177
Other hotel	2,033	1,195	6,256	3,665

Total hotel revenues	50,002	50,095	152,002	155,602
Management fee-related parties and other income	3,204	5,259	10,720	16,509

Total revenues	53,206	55,354	162,722	172,111

Operating Costs and Expenses:
Rooms	9,579	9,231	27,877	27,536
Food and beverage	13,247	14,102	41,652	44,251
Other departmental	1,125	800	3,344	2,369
Hotel selling, general and administrative	9,980	9,992	30,550	32,347
Property taxes, insurance and other	4,061	3,756	12,355	11,687

Total hotel operating expenses	37,992	37,881	115,778	118,190
Corporate expenses:
Stock based compensation	508	348	1,430	3,096
Other	4,739	6,778	14,764	17,931
Depreciation and amortization	5,586	6,811	16,786	21,894
Restructuring and disposal costs	1,307	1,145	3,849	12,369
Development costs	457	564	1,062	3,928
Loss on receivables from unconsolidated joint venture	—	—	550	—

Total operating costs and expenses	50,589	53,527	154,219	177,408
Operating income (loss)	2,617	1,827	8,503	(5,297)

Interest expense, net	12,090	12,984	35,872	41,917
Impairment loss and equity in income of unconsolidated joint ventures	(2)	(3)	3,886	(7)
Gain on asset sales	(2,005)	(2,005)	(7,799)	(6,015)
Other non-operating (income) expenses	(112)	824	3,095	1,950

Loss before income tax expense	(7,354)	(9,973)	(26,551)	(43,142)
Income tax expense	156	122	451	351

Net loss	(7,510)	(10,095)	(27,002)	(43,493)

Net loss (income) attributable to noncontrolling interest	15	(48)	42	(504)

Net income (loss) attributable to Morgans Hotel Group	$(7,495)	$(10,143)	$(26,960)	$(43,997)

Preferred stock dividends and accretion	(4,263)	(3,594)	(12,248)	(11,948)

Net loss attributable to common stockholders	$(11,758)	$(13,737)	$(39,208)	$(55,945)

Loss per share:
Basic and diluted attributable to common stockholders	$(0.34)	$(0.40)	$(1.14)	$(1.64)

Weighted average common shares outstanding - basic and diluted	34,618	34,267	34,500	34,047

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Nine Months			Nine Months
	Ended September 30,		%	Ended September 30,		%	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change
BY REGION

New York Comparable Hotels (1)
Occupancy	94.1%	93.7%	0.4%				87.8%	89.5%	-1.9%
ADR	$236.39	$247.05	-4.3%				$222.72	$239.46	-7.0%
RevPAR	$222.44	$231.49	-3.9%				$195.55	$214.32	-8.8%

West Coast Comparable Hotels (2)
Occupancy	95.1%	94.3%	0.8%				91.5%	89.8%	1.9%
ADR	$298.47	$287.45	3.8%				$287.02	$276.69	3.7%
RevPAR	$283.84	$271.07	4.7%				$262.62	$248.47	5.7%

Miami Comparable Hotels (3)
Occupancy	62.4%	60.1%	3.8%				72.4%	72.8%	-0.5%
ADR	$239.47	$258.05	-7.2%				$333.60	$346.92	-3.8%
RevPAR	$149.43	$155.09	-3.6%				$241.53	$252.56	-4.4%

United States Comparable Hotels (4)
Occupancy	85.3%	84.2%	1.3%				84.3%	84.8%	-0.6%
ADR	$254.01	$260.42	-2.5%				$266.97	$275.61	-3.1%
RevPAR	$216.67	$219.27	-1.2%				$225.06	$233.72	-3.7%

International Comparable Hotels (5)
Occupancy
ADR
RevPAR

System-wide Comparable Hotels (6)
Occupancy	85.3%	84.2%	1.3%	85.3%	84.2%	1.3%	84.3%	84.8%	-0.6%	84.3%	84.8%	-0.6%
ADR	$254.01	$260.42	-2.5%	$254.01	$260.42	-2.5%	$266.97	$275.61	-3.1%	$266.97	$275.61	-3.1%
RevPAR	$216.67	$219.27	-1.2%	$216.67	$219.27	-1.2%	$225.06	$233.72	-3.7%	$225.06	$233.72	-3.7%

International Non-Comparable Hotels (7)
Occupancy	85.8%	72.7%	18.0%	85.8%	72.7%	18.0%	77.0%	59.8%	28.8%	77.0%	59.8%	28.8%
ADR	$376.66	$400.85	-6.0%	$372.29	$367.69	1.3%	$359.82	$407.35	-11.7%	$359.82	$373.90	-3.8%
RevPAR	$323.17	$291.42	10.9%	$319.42	$267.31	19.5%	$277.06	$243.60	13.7%	$277.06	$223.59	23.9%

(1)	New York Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Hudson, Morgans and Royalton in New York. Mondrian SoHo, which effective April 27, 2015 the Company no longer managed, is non-comparable for the periods presented.
(2)	West Coast Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Mondrian Los Angeles and Clift in San Francisco. Delano Las Vegas, which opened in September 2014, is non-comparable as this hotel is subject to a license agreement and managed by affiliates of MGM Resorts International (“MGM”).
(3)	Miami Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Delano South Beach, Mondrian South Beach and Shore Club in Miami Beach, Florida.
(4)	United States Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Hudson, Morgans, Royalton, Mondrian Los Angeles, Clift, Delano South Beach, Mondrian South Beach and Shore Club. Delano Las Vegas is non-comparable as this hotel opened in September 2014 and is subject to a license agreement and managed by affiliates of MGM. Mondrian SoHo, which effective April 27, 2015 the Company no longer managed, is non-comparable for the periods presented.
(5)	The Company has no International Comparable Hotels for the periods ended September 30, 2015 and 2014. Sanderson and St Martins Lane in London are non-comparable, as they both were under major renovation during 2014. Mondrian London, which opened on September 30, 2014, is also non-comparable. 10 Karaköy, which opened in November 2014 and is subject to a franchise agreement is non-comparable.
(6)	System-Wide Comparable Hotels include all Morgans Hotel Group branded hotels operated by the Company, except for hotels added or under major renovation during the current or the prior year, development projects and discontinued operations. System-Wide Comparable Hotels for the periods ended September 30, 2015 and 2014 exclude Sanderson and St Martins Lane in London, which both were under renovations during 2014, Delano Las Vegas, which opened in September 2014, is non-comparable as this hotel is subject to a license agreement and managed by affiliates of MGM, Mondrian London, which opened on September 30, 2014, 10 Karaköy, which opened in November 2014 and is subject to a franchise agreement, and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed.
(7)	As discussed above, the Company had no International Comparable Hotels for the periods ended September 30, 2015 and 2014 due to renovations or no operating results during the prior year period. These non-comparable hotel operating statistics reflect our International hotels operating performance for Sanderson and St Martins Lane, which were both open during the 2014 renovations. Not included in these operating statistics are Mondrian London, which was not open for a meaningful period of time during the third quarter of 2014, and 10 Karaköy, which opened in November 2014, is subject to a franchise agreement.

Selected Hotel Operating Statistics	(In Actual Dollars)			(In Constant Dollars, if different)			(In Actual Dollars)			(In Constant Dollars, if different)
	Three Months			Three Months			Nine Months			Nine Months
	Ended September 30,		%	Ended September 30,		%	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change	2015	2014	Change	2015	2014	Change
BY OWNERSHIP

Owned Comparable Hotels (1)
Occupancy	91.5%	90.5%	1.1%				87.4%	88.4%	-1.1%
ADR	$249.60	$256.24	-2.6%				$252.99	$262.37	-3.6%
RevPAR	$228.38	$231.90	-1.5%				$221.11	$231.94	-4.7%

Joint Venture Comparable Hotels (2)
Occupancy	63.3%	65.9%	-3.9%				75.6%	76.4%	-1.0%
ADR	$200.81	$190.06	5.7%				$272.86	$267.07	2.2%
RevPAR	$127.11	$125.25	1.5%				$206.28	$204.04	1.1%

Managed Comparable Hotels (3)
Occupancy	79.9%	77.8%	2.7%				81.1%	80.7%	0.5%
ADR	$273.22	$283.61	-3.7%				$291.84	$302.70	-3.6%
RevPAR	$218.30	$220.65	-1.1%				$236.68	$244.28	-3.1%

System-wide Comparable Hotels
Occupancy	85.3%	84.2%	1.3%	85.3%	84.2%	1.3%	84.3%	84.8%	-0.6%	84.3%	84.8%	-0.6%
ADR	$254.01	$260.42	-2.5%	$254.01	$260.42	-2.5%	$266.97	$275.61	-3.1%	$266.97	$275.61	-3.1%
RevPAR	$216.67	$219.27	-1.2%	$216.67	$219.27	-1.2%	$225.06	$233.72	-3.7%	$225.06	$233.72	-3.7%

Owned Hotels
Hudson
Occupancy	95.7%	94.9%	0.8%				89.1%	90.5%	-1.5%
ADR	$219.90	$232.50	-5.4%				$204.78	$221.46	-7.5%
RevPAR	$210.44	$220.64	-4.6%				$182.46	$200.42	-9.0%

Delano South Beach
Occupancy	63.3%	57.7%	9.7%				69.7%	72.4%	-3.7%
ADR	$341.17	$391.87	-12.9%				$485.90	$503.70	-3.5%
RevPAR	$215.96	$226.11	-4.5%				$338.67	$364.68	-7.1%

Clift
Occupancy	96.5%	97.2%	-0.7%				92.5%	91.9%	0.7%
ADR	$287.76	$268.49	7.2%				$271.12	$257.06	5.5%
RevPAR	$277.69	$260.97	6.4%				$250.79	$236.24	6.2%

(1)	Owned Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Hudson, Delano South Beach, and Clift in San Francisco.
(2)	Joint Venture Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Mondrian South Beach. Mondrian SoHo is non-comparable for the periods presented as effective March 6, 2015, the Company no longer held any equity interests in the Mondrian SoHo joint venture.
(3)	Managed Comparable Hotels for the periods ended September 30, 2015 and 2014 consist of Morgans, Royalton, Shore Club, and Mondrian Los Angeles. Managed hotels that are non-comparable for the periods presented are Sanderson and St Martins Lane in London, which both were under renovations during 2014, Mondrian London, which opened on September 30, 2014, and Mondrian SoHo, which effective April 27, 2015, the Company no longer managed.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

The Company believes that EBITDA is a useful financial metric to assess its operating performance before the impact of investing and financing transactions and income taxes. It also facilitates comparison between the Company and its competitors. Given the significant investments that the Company and its joint ventures have made in the past in property and equipment, depreciation and amortization expense comprises a meaningful portion of its cost structure. The Company believes that EBITDA will provide investors with a useful tool for assessing the comparability between periods because it eliminates depreciation and amortization expense attributable to capital expenditures.

The Company’s management has historically used Adjusted EBITDA when evaluating the operating performance for the entire Company as well as for individual properties or groups of properties because it believes the Company’s core business model is that of an owner and operator of hotels, and the inclusion or exclusion of certain items is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period. As such, Adjusted EBITDA excludes other non-operating expense (income) that does not relate to the on-going performance of the Company’s assets. The Company excludes the following items from EBITDA to arrive at Adjusted EBITDA:

•	Other non-operating expenses, such as costs, associated with discontinued operations and previously owned hotels, both consolidated and unconsolidated, transaction costs related to business acquisitions, changes in the fair value of debt and equity instruments, miscellaneous litigation and settlement costs and proceeds, and other expenses that relate to the financing and investing activities of the Company;

•	Restructuring and disposal costs, which include expenses incurred related to the Company’s corporate restructuring initiatives, such as professional fees, litigation and settlement costs, executive terminations and severance costs related to such restructuring initiatives, including the March 2014 corporate office termination plan and proxy contests, and gains or losses on asset disposals as part of major renovation projects or restructuring;

•	Development costs, including transaction costs related to the acquisition or termination of projects, internal development payroll and other costs and pre-opening expenses incurred related to new concepts at existing hotel and the development of new hotels, and the write-off of abandoned development projects previously capitalized;

•	Impairment losses on development projects and unconsolidated joint ventures. The Company may incur additional non-cash impairment charges related to assets under development, wholly-owned assets, or its investments in joint ventures, including impairment related to uncollectible receivables from development projects and unconsolidated joint ventures;

•	EBITDA related to hotels and food and beverage entities reported as discontinued operations to more accurately reflect the operating performance of assets in which the Company expects to have an ongoing direct or indirect ownership interest;

•	Stock based compensation expense, which is non-cash; and

•	Gains or losses recognized on asset sales and disposed assets.

The Company also makes an adjustment to EBITDA for hotels in which its percentage ownership interest has changed to facilitate period-over-period comparisons and to more accurately reflect the operating performance of assets based on its actual ownership. In this respect, the Company’s method of calculating Adjusted EBITDA may change from prior periods, and calculations of Adjusted EBITDA could continue to vary from quarter to quarter to reflect changing ownership interests.

The Company believes Adjusted EBITDA provides management and its investors with a more accurate financial metric by which to evaluate its performance as it eliminates the impact of costs incurred related to investing and financing transactions. Internally, the Company’s management utilizes Adjusted EBITDA to measure the performance of its core on-going operations and is used extensively during its annual budgeting process. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions, expansion opportunities, and dispositions and borrowing capacity, and evaluating executive incentive compensation. Adjusted EBITDA is a key metric which management evaluates prior to execution of any strategic investing or financing opportunity.

The Company has historically reported Adjusted EBITDA to its investors and believes that this continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and to evaluate the results of its core on-going operations.

The use of EBITDA and Adjusted EBITDA has certain limitations. The Company’s presentation of EBITDA and Adjusted EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of the Company’s results. Additionally, EBITDA and Adjusted EBITDA do not reflect capital expenditures and other investing activities and should not be considered as a measure of the Company’s liquidity. The Company compensates for these limitations by providing the relevant disclosure of its depreciation, interest and income tax expense, capital expenditures and other items in its reconciliations to its financial measures in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and/or in its consolidated financial statements, all of which should be considered when evaluating its performance. The term EBITDA is not defined under U.S. GAAP and EBITDA is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. In addition, EBITDA is impacted by reorganization of businesses and other restructuring-related charges. When assessing the Company’s operating performance, you should not consider this data in isolation, or as a substitute for the Company’s net income, operating income or any other operating performance measure that is calculated in accordance with U.S. GAAP.

A reconciliation of net loss, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the respective periods indicated is as follows:

EBITDA Reconciliation

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net loss attributable to Morgans Hotel Group Co.	$(7,495)	$(10,143)	$(26,960)	$(43,997)
Interest expense, net	12,090	12,984	35,872	41,917
Income tax expense	156	122	451	351
Depreciation and amortization expense	5,586	6,811	16,786	21,894
Proportionate share of interest expense from unconsolidated joint ventures	392	1,156	1,502	3,444
Proportionate share of depreciation expense from unconsolidated joint ventures	110	257	598	1,182
Net income attributable to noncontrolling interest	(15)	(25)	(56)	(98)
Proportionate share of loss from unconsolidated joint ventures not recorded due to negative investment balances	(1,055)	(1,331)	(2,967)	(4,130)

EBITDA	9,769	9,831	25,226	20,563

Other non operating (income) expense	(112)	824	3,095	1,950
Other non operating expense from unconsolidated joint ventures	70	263	949	1,481
Restructuring and disposal costs	1,307	1,145	3,849	12,369
Development costs	457	564	1,062	3,928
Impairment loss on development project and unconsolidated joint venture	—	—	4,442	—
Stock based compensation expense	508	348	1,430	3,096
Gain on asset sales	(2,005)	(2,005)	(7,799)	(6,015)

Adjusted EBITDA	$9,994	$10,970	$32,254	$37,372

Adjusted EBITDA, excluding ownership in The Light Group and Mondrian SoHo	$9,994	$9,653	$31,513	$30,650

Hotel and F&B EBITDA Analysis (1)

(In thousands, except percentages)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change

Hudson	$5,789	$6,547	-12%	$11,387	$13,907	-18%
Delano South Beach	2,043	1,745	17%	14,088	13,956	1%
Clift	3,482	2,915	19%	8,236	6,341	30%

Owned Comparable Hotels (2)	11,314	11,207	1%	33,711	34,204	-1%

Mondrian South Beach - Joint Venture	(480)	(386)	-24%	(23)	106	-122%
Mondrian SoHo (3)	—	733	-100%	112	1,878	-94%
Las Vegas restaurant leases (4)	772	527	46%	2,589	1,798	44%

Other Hotel and F&B EBITDA	292	874	133%	2,678	3,782	171%

Total Hotel and F&B EBITDA	$11,606	$12,081	-4%	$36,389	$37,986	-4%

Total Hotel and F&B EBITDA , excluding Mondrian SoHo	$11,606	$11,348	2%	$36,277	$36,108	0%

(1)	For joint venture hotels, represents the Company’s share of the respective hotels’ EBITDA, after management fees.
(2)	Reflects the Company’s comparable owned hotels.
(3)	Effective March 6, 2015, the Company no longer holds any equity ownership in Mondrian SoHo, and effective April 27, 2015, the Company no longer managed this hotel. For 2015, EBITDA reflects the Company’s share of Mondrian SoHo’s EBITDA, after management fees, for the period from January 1, 2015 through March 5, 2015.
(4)	Reflects EBITDA from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.

Owned Hotel Room Revenue Analysis

(In thousands, except percentages)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change

Hudson	$16,990	$17,676	-4%	$43,735	$47,443	-8%
Delano South Beach	3,853	4,036	-5%	17,927	19,324	-7%
Clift	9,509	8,936	6%	25,477	23,993	6%

Total Owned Hotels	$30,352	$30,648	-1%	$87,139	$90,760	-4%

Owned F&B Revenue Analysis

(In thousands, except percentages)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change

Hudson	$3,371	$3,872	-13%	$10,709	$11,823	-9%
Delano South Beach	3,789	3,346	13%	15,688	15,417	2%
Clift	2,481	2,350	6%	7,484	7,720	-3%
Las Vegas restaurant leases (1)	5,931	6,245	-5%	18,419	19,176	-4%
Sanderson food and beverage (2)	2,045	2,439	-16%	6,307	7,041	-10%

Total Owned F&B	$17,617	$18,252	-3%	$58,607	$61,177	-4%

Owned Revenue Analysis

(In thousands, except percentages)

	Three Months			Nine Months
	Ended September 30,		%	Ended September 30,		%
	2015	2014	Change	2015	2014	Change

Hudson	$21,376	$22,064	-3%	$57,671	$60,932	-5%
Delano South Beach	8,159	7,611	7%	35,184	35,354	0%
Clift	12,491	11,736	6%	34,421	33,099	4%
Las Vegas restaurant leases (1)	5,931	6,245	-5%	18,419	19,176	-4%
Sanderson food and beverage (2)	2,045	2,439	-16%	6,307	7,041	-10%

Total Owned Hotels and F&B	$50,002	$50,095	0%	$152,002	$155,602	-2%

(1)	Reflects revenues from the leasehold interests in three food and beverage venues at Mandalay Bay in Las Vegas.
(2)	Reflects food and beverage revenue from Sanderson in London, which the Company owns and operates under a lease agreement. In constant dollars, food and beverage revenues declined 9.7% for the three months ended September 30, 2015 compared to the same period in 2014 and 2.2% for the nine months ended September 30, 2015 compared to the same period in 2014.

Balance Sheets

(In thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Property and equipment, net	$268,073	$277,825
Goodwill	54,057	54,057
Investments in and advances to unconsolidated joint ventures	100	10,492
Cash and cash equivalents	38,769	13,493
Restricted cash	15,813	13,939
Accounts receivable, net	9,788	10,475
Related party receivables	2,692	3,560
Prepaid expenses and other assets	7,658	8,493
Deferred tax asset, net	77,766	77,204
Assets held for sale	—	34,284
Other assets, net	40,050	47,422

Total assets	$514,766	$551,244

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Debt and capital lease obligations	$606,211	$605,743
Accounts payable and accrued liabilities	34,361	32,524
Accounts payable and accrued liabilities on assets held for sale	—	1,128
Deferred gain on asset sales	119,383	125,398
Other liabilities	13,866	13,866

Total liabilities	773,821	778,659

Redeemable noncontrolling interest	—	5,042

Commitments and contingencies

Preferred stock, $0.01 par value; liquidation preference $1,000 per share, 40,000,000 shares authorized; 75,000 shares issued at September 30, 2015 and December 31, 2014, respectively	69,857	66,724
Common stock, $0.01 par value; 200,000,000 shares authorized; 36,277,495 shares issued at September 30, 2015 and December 31, 2014, respectively	363	363
Additional paid-in capital	237,849	241,001
Treasury stock, at cost, 1,650,440 and 1,899,707 shares of common stock at September 30, 2015 and December 31, 2014, respectively	(18,993)	(23,279)
Accumulated other comprehensive loss	(971)	(254)
Accumulated deficit	(547,653)	(517,561)

Total Morgans Hotel Group Co. stockholders’ deficit	(259,548)	(233,006)
Noncontrolling interest	493	549

Total deficit	(259,055)	(232,457)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$514,766	$551,244